Exhibit 99.1

Byline Bancorp, Inc. Reports Third Quarter 2024 Financial Results

Net income of $30.3 million, $0.69 diluted earnings per share

Chicago, IL, October 24, 2024 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or For the quarter			Third Quarter Highlights (compared to 2Q24, unless otherwise specified)
	3Q24	2Q24	3Q23
Financial Results ($ in thousands)				• Announced definitive merger agreement
Net interest income	$87,455	$86,526	$92,452	with First Security Bancorp, Inc.
Non-interest income	14,385	12,844	12,376
Total revenue(1)	101,840	99,370	104,828	• ROAA of 1.29%; PTPP ROAA of 2.02%(1)
Non-interest expense (NIE)	54,327	53,210	57,891
Pre-tax pre-provision net income(1)	47,513	46,160	46,937	• TBV per share of $20.21(1); up 7.3% LQ,
Provision for credit losses	7,475	6,045	8,803	and 23.6% YoY
Provision for income taxes	9,710	10,444	9,912
Net Income	$30,328	$29,671	$28,222	• Common equity tier 1 of 11.35%, an increase
				of 51 bps
Per Share
Diluted earnings per share (EPS)	$0.69	$0.68	$0.65	Income Statement
Dividends declared per common share	0.09	0.09	0.09	• Net interest income of $87.5 million, an
Book value per share	24.70	23.38	21.04	increase of $929,000, or 1.1%
Tangible book value (TBV) per share(1)	20.21	18.84	16.35
				• Non-interest income of $14.4 million, an
Balance Sheet & Credit Quality ($ in thousands)				increase of $1.5 million, or 12.0%
Total deposits	$7,497,887	$7,347,181	$6,953,690
Total loans and leases	6,899,401	6,904,564	6,620,602	• NIE/AA 2.31%, down three bps
Net charge-offs	8,467	9,514	5,430
Allowance for credit losses (ACL)	98,860	99,730	105,696	• Adjusted efficiency ratio of 51.62%(1),
ACL to total loans and leases held for investment	1.44%	1.45%	1.60%	down by 57 bps

Select Ratios (annualized where applicable)				Balance Sheet
Efficiency ratio(1)	52.02%	52.19%	53.75%	• Total deposits grew $150.7 million, or 2.1%
Return on average assets (ROAA)	1.29%	1.31%	1.30%
Return on average stockholders' equity	11.39%	11.83%	12.11%	• Loan/deposits down 196 bps to 92.02%
Return on average tangible common equity(1)	14.49%	15.27%	16.15%
Net interest margin (NIM)	3.88%	3.98%	4.46%	• Reduced other borrowings by $400.0 million
Common equity to total assets	11.63%	10.72%	10.29%
Tangible common equity to tangible assets(1)	9.72%	8.82%	8.18%	• Tangible common equity to tangible assets
Common equity tier 1	11.35%	10.84%	10.08%	of 9.72%(1), an increase of 90 bps

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "Our third quarter performance reflects Byline’s continued strong momentum across the franchise as we posted strong results. We are excited about our pending First Security Bancorp, Inc. transaction, which aligns with our long-term M&A strategy. We believe this merger strengthens our position in the market by adding a high-quality franchise with a strong core deposit base. We look forward to welcoming First Security Bank and Trust customers to Byline in 2025."

Alberto J. Paracchini, President of Byline Bancorp, added, "Third quarter results were highlighted by robust earnings, strong profitability, net interest income expansion, solid deposit and fee revenue growth, and controlled non-interest expense. Importantly, we increased tangible book value and continue to maintain excellent balance sheet strength. We remain focused on executing our strategy of becoming the preeminent commercial bank in Chicago while continuing to increase the value of the franchise."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.09 per Share

On October 22, 2024, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on November 19, 2024, to stockholders of record of the Company's common stock as of November 5, 2024.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Net interest income for the third quarter of 2024 was $87.5 million, an increase of $929,000, or 1.1%, from the second quarter of 2024. The increase in net interest income was primarily due to increases in other interest and dividend income driven by increased interest income on funds held with the Federal Reserve Bank, and increases in interest and fees on loans and leases mainly due to day count. These were offset by increases in interest expense on deposits primarily due to increased average balances in time deposits and money market accounts from our deposit promotion campaigns.

Tax-equivalent net interest margin(1) for the third quarter of 2024 was 3.89%, a decrease of ten basis points compared to the second quarter of 2024. Net loan accretion income positively contributed 13 basis points to the net interest margin for the current quarter compared to 17 basis points for the prior quarter.

The average cost of total deposits was 2.76% for the third quarter of 2024, an increase of 13 basis points compared to the second quarter of 2024, as a result of higher rates paid on time deposits. Average non-interest-bearing demand deposits were 23.2% of average total deposits for the current quarter compared to 25.0% during the prior quarter.

Provision for Credit Losses

The provision for credit losses was $7.5 million for the third quarter of 2024, an increase of $1.4 million compared to $6.0 million for the second quarter of 2024, mainly attributed to increases related to individually assessed loans in the government guaranteed loan portfolio. The provision for credit losses for the quarter is comprised of a provision for loan and lease losses of $7.6 million compared to $6.9 million in the second quarter of 2024, and a recapture of the provision for unfunded commitments of $122,000 compared to $833,000 in the second quarter of 2024.

Non-interest Income

Non-interest income for the third quarter of 2024 was $14.4 million, an increase of $1.5 million, or 12.0%, compared to $12.8 million for the second quarter of 2024. The increase in total non-interest income was primarily due to the change in the fair value of equity securities, net, and an increase in other non-interest income due to increased swap fee activity.

Net gains on sales of loans were $5.9 million for the current quarter, a decrease of $172,000, or 2.8% compared to the prior quarter. During the third quarter of 2024, we sold $79.5 million of U.S. government guaranteed loans compared to $73.9 million during the second quarter of 2024.

Non-interest Expense

Non-interest expense for the third quarter of 2024 was $54.3 million, an increase of $1.1 million, or 2.1%, compared to $53.2 million for the second quarter of 2024. The increase in non-interest expense was mainly due to increased salaries and employee benefits as a result of one additional payroll day, higher commissions, and lower deferred salaries related to loan and lease originations. Included in legal, audit and other professionals fees are $408,000 in merger-related expenses, and $3,000 merger-related expenses in data processing.

Our efficiency ratio was 52.02% for the third quarter of 2024 compared to 52.19% for the second quarter of 2024, a decrease of 17 basis points. Our adjusted efficiency ratio was 51.62%(1) for the third quarter of 2024 compared to 52.19%(1) for the second quarter of 2024, a decrease of 57 basis points.

Income Taxes

We recorded income tax expense of $9.7 million during the third quarter of 2024, compared to $10.4 million during the second quarter of 2024. The effective tax rates were 24.3% and 26.0% for the third quarter of 2024 and second quarter of 2024, respectively. The decrease in the effective tax rate was due to higher income tax benefits related to share-based compensation recorded in the third quarter.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.4 billion as of September 30, 2024, a decrease of $209.5 million, or 2.2%, compared to $9.6 billion at June 30, 2024. The decrease was mainly due to a decrease in cash and cash equivalents of $277.9 million, primarily due to the repayment during the quarter of the Bank Term Funding Program advance of $200.0 million, offset by an increase to securities available-for-sale, mainly from purchases of commercial and residential mortgage-backed securities.

Asset and Credit Quality

The ACL was $98.9 million as of September 30, 2024, a decrease of $870,000, or 0.9%, from $99.7 million at June 30, 2024. Net charge-offs of loans and leases during the third quarter of 2024 were $8.5 million, or 0.49% of average loans and leases, on an annualized basis. This was a decrease of $1.0 million compared to net charge-offs of $9.5 million, or 0.56% of average loans and leases, during the second quarter of 2024. The decrease is primarily due to lower charge-offs in the conventional portfolio.

Non-performing assets were $71.0 million, or 0.75% of total assets, as of September 30, 2024, an increase of $6.5 million from $64.6 million, or 0.67% of total assets, at June 30, 2024. The increase was primarily in non-accrual government guaranteed loans. The government guaranteed portion of non-performing loans included in non-performing assets was $11.3 million at September 30, 2024 compared to $6.6 million at June 30, 2024, an increase of $4.7 million.

Deposits and Other Liabilities

Total deposits increased $150.7 million to $7.5 billion at September 30, 2024 compared to $7.3 billion at June 30, 2024. The increase in deposits in the current quarter was mainly due to increases in commercial money market accounts and consumer time deposits.

Total borrowings and other liabilities were $830.1 million at September 30, 2024, a decrease of $423.5 million from $1.3 billion at June 30, 2024, primarily driven by a $200.0 million decrease in Federal Home Loan Bank advances and the repayment of the $200.0 million advance under the Bank Term Funding Program.

Stockholders’ Equity

Total stockholders’ equity was $1.1 billion at September 30, 2024, an increase of $63.3 million, or 6.1%, from June 30, 2024, primarily due to a decrease in unrealized losses on securities available-for-sale and an increase in retained earnings from net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, October 25, 2024, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 097541. A recorded replay can be accessed through November 8, 2024, by dialing (866) 813-9403; passcode: 402924.

A slide presentation relating to our third quarter 2024 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.4 billion in assets and operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands)	2024	2024	2023
ASSETS
Cash and due from banks	$77,047	$68,251	$71,248
Interest bearing deposits with other banks	375,549	662,206	357,640
Cash and cash equivalents	452,596	730,457	428,888
Equity and other securities, at fair value	9,132	8,745	7,902
Securities available-for-sale, at fair value	1,502,108	1,386,827	1,239,929
Securities held-to-maturity, at amortized cost	605	606	1,157
Restricted stock, at cost	22,743	31,775	30,505
Loans held for sale	19,955	13,360	7,299
Loans and leases:
Loans and leases	6,879,446	6,891,204	6,613,303
Allowance for credit losses - loans and leases	(98,860)	(99,730)	(105,696)
Net loans and leases	6,780,586	6,791,474	6,507,607
Servicing assets, at fair value	18,945	19,617	19,743
Premises and equipment, net	63,135	63,919	67,121
Goodwill and other intangible assets, net	199,443	200,788	205,028
Bank-owned life insurance	99,295	98,519	96,268
Deferred tax assets, net	37,737	48,888	89,841
Accrued interest receivable and other assets	218,036	238,840	242,080
Total assets	$9,424,316	$9,633,815	$8,943,368
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,729,908	$1,762,891	$1,959,855
Interest-bearing deposits	5,767,979	5,584,290	4,993,835
Total deposits	7,497,887	7,347,181	6,953,690
Other borrowings	518,786	918,738	713,233
Subordinated notes, net	73,997	73,953	73,822
Junior subordinated debentures issued to capital trusts, net	70,783	70,675	70,336
Accrued interest payable and other liabilities	166,551	190,254	212,342
Total liabilities	8,328,004	8,600,801	8,023,423
STOCKHOLDERS’ EQUITY
Common stock	454	452	450
Additional paid-in capital	714,864	710,792	708,615
Retained earnings	507,576	481,232	403,368
Treasury stock	(47,904)	(47,993)	(50,329)
Accumulated other comprehensive loss, net of tax	(78,678)	(111,469)	(142,159)
Total stockholders’ equity	1,096,312	1,033,014	919,945
Total liabilities and stockholders’ equity	$9,424,316	$9,633,815	$8,943,368

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2024	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$128,336	$126,523	$125,465
Interest on securities	11,260	10,514	8,415
Other interest and dividend income	6,840	4,532	2,710
Total interest and dividend income	146,436	141,569	136,590
INTEREST EXPENSE
Deposits	52,076	47,603	37,163
Other borrowings	3,919	4,460	3,981
Subordinated notes and debentures	2,986	2,980	2,994
Total interest expense	58,981	55,043	44,138
Net interest income	87,455	86,526	92,452
PROVISION FOR CREDIT LOSSES	7,475	6,045	8,803
Net interest income after provision for credit losses	79,980	80,481	83,649
NON-INTEREST INCOME
Fees and service charges on deposits	2,591	2,548	2,372
Loan servicing revenue	3,174	3,216	3,369
Loan servicing asset revaluation	(2,183)	(2,468)	(3,646)
ATM and interchange fees	1,143	1,163	1,205
Change in fair value of equity securities, net	388	(390)	(313)
Net gains on sales of loans	5,864	6,036	6,473
Wealth management and trust income	1,101	942	939
Other non-interest income	2,307	1,797	1,977
Total non-interest income	14,385	12,844	12,376
NON-INTEREST EXPENSE
Salaries and employee benefits	34,974	33,911	34,969
Occupancy and equipment expense, net	4,373	4,639	5,314
Loan and lease related expenses	703	741	836
Legal, audit, and other professional fees	3,643	3,708	3,805
Data processing	4,215	4,036	6,472
Net (gain) loss recognized on other real estate owned and other related expenses	74	(62)	111
Other intangible assets amortization expense	1,345	1,345	1,551
Other non-interest expense	5,000	4,892	4,833
Total non-interest expense	54,327	53,210	57,891
INCOME BEFORE PROVISION FOR INCOME TAXES	40,038	40,115	38,134
PROVISION FOR INCOME TAXES	9,710	10,444	9,912
NET INCOME	$30,328	$29,671	$28,222
EARNINGS PER COMMON SHARE
Basic	$0.70	$0.68	$0.66
Diluted	$0.69	$0.68	$0.65

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share	September 30,	June 30,	September 30,
and per share data)	2024	2024	2023
Earnings per Common Share
Basic earnings per common share	$0.70	$0.68	$0.66
Diluted earnings per common share	$0.69	$0.68	$0.65
Adjusted diluted earnings per common share(1)(3)	$0.70	$0.68	$0.77
Weighted average common shares outstanding (basic)	43,516,006	43,361,516	43,025,927
Weighted average common shares outstanding (diluted)	43,966,189	43,741,840	43,458,110
Common shares outstanding	44,384,706	44,180,829	43,719,203
Cash dividends per common share	$0.09	$0.09	$0.09
Dividend payout ratio on common stock	13.04%	13.24%	13.85%
Book value per common share	$24.70	$23.38	$21.04
Tangible book value per common share(1)	$20.21	$18.84	$16.35
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	3.88%	3.98%	4.46%
Net interest margin, fully taxable equivalent (1)(4)	3.89%	3.99%	4.47%
Average cost of deposits	2.76%	2.63%	2.13%
Efficiency ratio(1)(2)	52.02%	52.19%	53.75%
Adjusted efficiency ratio(1)(2)(3)	51.62%	52.19%	47.35%
Non-interest income to total revenues(1)	14.13%	12.93%	11.81%
Non-interest expense to average assets	2.31%	2.34%	2.66%
Adjusted non-interest expense to average assets(1)(3)	2.29%	2.34%	2.35%
Return on average stockholders' equity	11.39%	11.83%	12.11%
Adjusted return on average stockholders' equity(1)(3)	11.53%	11.83%	14.30%
Return on average assets	1.29%	1.31%	1.30%
Adjusted return on average assets(1)(3)	1.30%	1.31%	1.53%
Pre-tax pre-provision return on average assets(1)	2.02%	2.03%	2.16%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.03%	2.03%	2.46%
Return on average tangible common stockholders' equity(1)	14.49%	15.27%	16.15%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.67%	15.27%	18.95%
Non-interest-bearing deposits to total deposits	23.07%	23.99%	28.18%
Loans and leases held for sale and loans and lease held for investment to total deposits	92.02%	93.98%	95.21%
Deposits to total liabilities	90.03%	85.42%	86.67%
Deposits per branch	$162,998	$159,721	$144,869
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	1.02%	0.93%	0.79%
Total non-performing assets as a percentage of total assets	0.75%	0.67%	0.60%
ACL to total loans and leases held for investment, net before ACL	1.44%	1.45%	1.60%
Net charge-offs (annualized) to average total loans and leases held for investment, net before ACL - loans and leases	0.49%	0.56%	0.33%
Capital Ratios
Common equity to total assets	11.63%	10.72%	10.29%
Tangible common equity to tangible assets(1)	9.72%	8.82%	8.18%
Leverage ratio	11.18%	11.08%	10.75%
Common equity tier 1 capital ratio	11.35%	10.84%	10.08%
Tier 1 capital ratio	12.39%	11.86%	11.12%
Total capital ratio	14.41%	13.86%	13.17%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on ROU assets.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$468,852	$5,771	4.90%	$305,873	$3,315	4.36%	$195,019	$1,724	3.51%
Loans and leases(1)	6,827,726	128,336	7.48%	6,807,934	126,523	7.47%	6,484,875	125,465	7.68%
Taxable securities	1,508,987	11,467	3.02%	1,473,000	10,869	2.97%	1,371,979	8,465	2.45%
Tax-exempt securities(2)	156,085	1,091	2.78%	156,655	1,091	2.80%	168,805	1,184	2.78%
Total interest-earning assets	$8,961,650	$146,665	6.51%	$8,743,462	$141,798	6.52%	$8,220,678	$136,838	6.60%
Allowance for credit losses - loans and leases	(101,001)			(103,266)			(108,315)
All other assets	513,200			500,540			521,982
TOTAL ASSETS	$9,373,849			$9,140,736			$8,634,345
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$754,586	$4,439	2.34%	$717,513	$4,096	2.30%	$579,917	$2,208	1.51%
Money market accounts	2,386,909	21,371	3.56%	2,270,231	19,978	3.54%	2,040,476	16,676	3.24%
Savings	495,541	190	0.15%	514,192	194	0.15%	594,555	228	0.15%
Time deposits	2,134,587	26,076	4.86%	1,951,448	23,335	4.81%	1,706,531	18,051	4.20%
Total interest-bearing deposits	5,771,623	52,076	3.59%	5,453,384	47,603	3.51%	4,921,479	37,163	3.00%
Other borrowings	474,498	3,919	3.29%	521,545	4,439	3.42%	463,561	3,981	3.41%
Federal funds purchased	—	—	0.00%	1,401	21	6.05%	—	—	0.00%
Subordinated notes and debentures	144,702	2,986	8.21%	144,548	2,980	8.29%	144,171	2,994	8.24%
Total borrowings	619,200	6,905	4.44%	667,494	7,440	4.48%	607,732	6,975	4.55%
Total interest-bearing liabilities	$6,390,823	$58,981	3.67%	$6,120,878	$55,043	3.62%	$5,529,211	$44,138	3.17%
Non-interest-bearing demand deposits	1,741,250			1,817,133			1,987,996
Other liabilities	182,148			193,923			192,860
Total stockholders’ equity	1,059,628			1,008,802			924,278
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,373,849			$9,140,736			$8,634,345
Net interest spread(3)			2.84%			2.90%			3.43%
Net interest income, fully taxable equivalent		$87,684			$86,755			$92,700
Net interest margin, fully taxable equivalent(2)(4)			3.89%			3.99%			4.47%
Less: Tax-equivalent adjustment		229	0.01%		229	0.01%		248	0.01%
Net interest income		$87,455			$86,526			$92,452
Net interest margin(4)			3.88%			3.98%			4.46%

Net loan accretion impact on margin		$2,982	0.13%		$3,656	0.17%		$10,276	0.50%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	September 30, 2024		June 30, 2024		September 30, 2023
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,040,072	29.7%	$1,924,797	27.9%	$1,837,531	27.8%
Residential real estate	497,034	7.2%	498,578	7.2%	454,456	6.9%
Construction, land development, and other land	415,636	6.0%	445,919	6.5%	406,334	6.1%
Commercial and industrial	2,476,177	36.0%	2,493,229	36.2%	2,286,058	34.6%
Installment and other	3,839	0.1%	2,576	0.0%	2,968	0.0%
Leasing financing receivables	711,233	10.3%	710,784	10.3%	641,032	9.7%
Total originated loans and leases	$6,143,991	89.3%	$6,075,883	88.1%	$5,628,379	85.1%
Purchased credit deteriorated loans:
Commercial real estate	$95,240	1.4%	$114,053	1.7%	$154,573	2.3%
Residential real estate	31,362	0.5%	40,728	0.6%	47,485	0.7%
Construction, land development, and other land	4	0.0%	9	0.0%	29,587	0.5%
Commercial and industrial	14,526	0.2%	17,796	0.3%	21,014	0.3%
Installment and other	110	0.0%	116	0.0%	125	0.0%
Total purchased credit deteriorated loans	$141,242	2.1%	$172,702	2.6%	$252,784	3.8%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$227,035	3.3%	$254,858	3.7%	$296,656	4.5%
Residential real estate	181,976	2.6%	188,489	2.7%	220,091	3.4%
Construction, land development, and other land	84,172	1.2%	84,849	1.2%	87,087	1.3%
Commercial and industrial	100,852	1.5%	113,997	1.7%	127,253	1.9%
Installment and other	32	0.0%	153	0.0%	153	0.0%
Leasing financing receivables	146	0.0%	273	0.0%	900	0.0%
Total acquired non-credit-deteriorated loans and leases	$594,213	8.6%	$642,619	9.3%	$732,140	11.1%
Total loans and leases	$6,879,446	100.0%	$6,891,204	100.0%	$6,613,303	100.0%
Allowance for credit losses - loans and leases	(98,860)		(99,730)		(105,696)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,780,586		$6,791,474		$6,507,607

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended
	September 30,		June 30,		September 30,
(dollars in thousands)	2024		2024		2023
ACL - loans and leases, beginning of period	$99,730		$102,366		$92,665
Adjustment for acquired PCD loans	—		—		10,596
Provision for credit losses - loans and leases	7,597		6,878		7,865
Net charge-offs - loans and leases	(8,467)		(9,514)		(5,430)
ACL - loans and leases, end of period	$98,860		$99,730		$105,696
Net charge-offs (annualized) to average total loans and leases held for investment, net before ACL - loans and leases	0.49%		0.56%		0.33%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	0.90	x	0.72	x	1.45	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				September 30, 2024
				Change from
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
Non-performing assets:
Non-accrual loans and leases	$70,507	$63,808	$52,070	10.5%	35.4%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$70,507	$63,808	$52,070	10.5%	35.4%
Other real estate owned	532	780	1,671	(31.8)%	(68.1)%
Total non-performing assets	$71,039	$64,588	$53,741	10.0%	32.2%
Total non-performing loans and leases as a percentage of total loans and leases	1.02%	0.93%	0.79%
Total non-performing assets as a percentage of total assets	0.75%	0.67%	0.60%
Allowance for credit losses - loans and leases as a percentage of non-performing loans and leases	140.21%	156.30%	202.99%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$11,332	$6,616	$3,588	71.3%	215.9%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$11,332	$6,616	$3,588	71.3%	215.9%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.86%	0.83%	0.73%
Total non-performing assets not guaranteed as a percentage of total assets	0.63%	0.60%	0.56%

The following table presents the composition of deposits at the dates indicated:

				September 30, 2024
				Change from
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	June 30, 2024	September 30, 2023
Non-interest-bearing demand deposits	$1,729,908	$1,762,891	$1,959,855	(1.9)%	(11.7)%
Interest-bearing checking accounts	749,721	717,229	592,771	4.5%	26.5%
Money market demand accounts	2,426,522	2,323,245	2,062,252	4.4%	17.7%
Other savings	489,618	503,935	581,073	(2.8)%	(15.7)%
Time deposits (below $250,000)	1,639,658	1,610,308	1,447,053	1.8%	13.3%
Time deposits ($250,000 and above)	462,460	429,573	310,686	7.7%	48.9%
Total deposits	$7,497,887	$7,347,181	$6,953,690	2.1%	7.8%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2024	2024	2023
Net income and earnings per share excluding significant items:
Reported Net Income	$30,328	$29,671	$28,222
Significant items:
Impairment charges on ROU assets	—	—	394
Merger-related expenses	411	—	6,307
Tax benefit	(32)	—	(1,617)
Adjusted Net Income	$30,707	$29,671	$33,306
Reported Diluted Earnings per Share	$0.69	$0.68	$0.65
Significant items:
Impairment charges on ROU assets	—	—	0.01
Merger-related expenses	0.01	—	0.15
Tax benefit	—	—	(0.04)
Adjusted Diluted Earnings per Share	$0.70	$0.68	$0.77

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except per share data,	September 30,	June 30,	September 30,
ratios annualized, where applicable)	2024	2024	2023
Adjusted non-interest expense:
Non-interest expense	$54,327	$53,210	$57,891
Less: Impairment charges on ROU assets	—	—	394
Less: Merger-related expenses	411	—	6,307
Adjusted non-interest expense	$53,916	$53,210	$51,190
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$53,916	$53,210	$51,190
Less: Amortization of intangible assets	1,345	1,345	1,551
Adjusted non-interest expense excluding amortization of intangible assets	$52,571	$51,865	$49,639
Pre-tax pre-provision net income:
Pre-tax income	$40,038	$40,115	$38,134
Add: Provision for credit losses	7,475	6,045	8,803
Pre-tax pre-provision net income	$47,513	$46,160	$46,937
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$47,513	$46,160	$46,937
Add: Impairment charges on ROU assets	—	—	394
Add: Merger-related expenses	411	—	6,307
Adjusted pre-tax pre-provision net income	$47,924	$46,160	$53,638
Tax equivalent net interest income:
Net interest income	$87,455	$86,526	$92,452
Add: Tax-equivalent adjustment	229	229	248
Net interest income, fully taxable equivalent	$87,684	$86,755	$92,700
Total revenue:
Net interest income	$87,455	$86,526	$92,452
Add: Non-interest income	14,385	12,844	12,376
Total revenue	$101,840	$99,370	$104,828
Tangible common stockholders' equity:
Total stockholders' equity	$1,096,312	$1,033,014	$919,945
Less: Goodwill and other intangibles	199,443	200,788	205,028
Tangible common stockholders' equity	$896,869	$832,226	$714,917
Tangible assets:
Total assets	$9,424,316	$9,633,815	$8,943,368
Less: Goodwill and other intangibles	199,443	200,788	205,028
Tangible assets	$9,224,873	$9,433,027	$8,738,340
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,059,628	$1,008,802	$924,278
Less: Average goodwill and other intangibles	200,091	201,428	202,978
Average tangible common stockholders' equity	$859,537	$807,374	$721,300
Average tangible assets:
Average total assets	$9,373,849	$9,140,736	$8,634,345
Less: Average goodwill and other intangibles	200,091	201,428	202,978
Average tangible assets	$9,173,758	$8,939,308	$8,431,367
Tangible net income available to common stockholders:
Net income available to common stockholders	$30,328	$29,671	$28,222
Add: After-tax intangible asset amortization	986	987	1,137
Tangible net income available to common stockholders	$31,314	$30,658	$29,359
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$31,314	$30,658	$29,359
Add: Impairment charges on ROU assets	—	—	394
Add: Merger-related expenses	411	—	6,307
Add: Tax benefit on significant items	(32)	—	(1,617)
Adjusted tangible net income available to common stockholders	$31,693	$30,658	$34,443

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended
(dollars in thousands, except share and per share	September 30,	June 30,	September 30,
data, ratios annualized, where applicable)	2024	2024	2023
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$47,513	$46,160	$46,937
Average total assets	9,373,849	9,140,736	8,634,345
Pre-tax pre-provision return on average assets	2.02%	2.03%	2.16%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$47,924	$46,160	$53,638
Average total assets	9,373,849	9,140,736	8,634,345
Adjusted pre-tax pre-provision return on average assets	2.03%	2.03%	2.46%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$87,684	$86,755	$92,700
Total average interest-earning assets	8,961,650	8,743,462	8,220,678
Net interest margin, fully taxable equivalent	3.89%	3.99%	4.47%
Non-interest income to total revenues:
Non-interest income	$14,385	$12,844	$12,376
Total revenues	101,840	99,370	104,828
Non-interest income to total revenues	14.13%	12.93%	11.81%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$53,916	$53,210	$51,190
Average total assets	9,373,849	9,140,736	8,634,345
Adjusted non-interest expense to average assets	2.29%	2.34%	2.35%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$52,571	$51,865	$49,639
Total revenues	101,840	99,370	104,828
Adjusted efficiency ratio	51.62%	52.19%	47.35%
Adjusted return on average assets:
Adjusted net income	$30,707	$29,671	$33,306
Average total assets	9,373,849	9,140,736	8,634,345
Adjusted return on average assets	1.30%	1.31%	1.53%
Adjusted return on average stockholders' equity:
Adjusted net income	$30,707	$29,671	$33,306
Average stockholders' equity	1,059,628	1,008,802	924,278
Adjusted return on average stockholders' equity	11.53%	11.83%	14.30%
Tangible common equity to tangible assets:
Tangible common equity	$896,869	$832,226	$714,917
Tangible assets	9,224,873	9,433,027	8,738,340
Tangible common equity to tangible assets	9.72%	8.82%	8.18%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$31,314	$30,658	$29,359
Average tangible common stockholders' equity	859,537	807,374	721,300
Return on average tangible common stockholders' equity	14.49%	15.27%	16.15%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$31,693	$30,658	$34,443
Average tangible common stockholders' equity	859,537	807,374	721,300
Adjusted return on average tangible common stockholders' equity	14.67%	15.27%	18.95%
Tangible book value per share:
Tangible common equity	$896,869	$832,226	$714,917
Common shares outstanding	44,384,706	44,180,829	43,719,203
Tangible book value per share	$20.21	$18.84	$16.35